Exhibit 13.1 CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002 The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code. Ignacio Madridejos Fernández, Chief Executive Officer, and Ernesto López Mozo, Chief Financial Officer, of Ferrovial S.E., each certifies that, to the best of his knowledge: 1. the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and 2. the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Ferrovial S.E. Date: February 25, 2026 /s/ Ignacio Madridejos Ignacio Madridejos Chief Executive Officer (principal executive officer) Date: February 25, 2026 /s/ Ernesto Lopez Mozo Ernesto Lopez Mozo Chief Financial Officer (principal financial officer)